MECCA APARTMENTS II
                        A California Limited Partnership
                         (RHCP Project No. 92-RHCP-127)







                               ANNUAL EXAMINATION


                                -----------------
                                December 31, 2003
                                -----------------

                                    CONTENTS






                                                                            Page
                                                                            ----

INDEPENDENT AUDITOR'S REPORT                                                 1-2
FINANCIAL STATEMENTS:
      Balance Sheets                                                         3-4
      Statements of Operations and Changes in Partners' Equity                 5
      Statements of Cash Flows                                               6-7
      Notes to Financial Statements                                         8-11
SUPPLEMENTARY INFORMATION:
      Supplemental Information Required by HCD                             12-14
      Supplemental Schedule of Expenses                                       15
      RHCP Form 180, 181 and 182                                           16-18
INDEPENDENT AUDITOR'S REPORT ON INTERNAL
      CONTROLS                                                             19-20
INDEPENDENT AUDITOR'S REPORT ON COMPLIANCE
      WITH LAWS AND REGULATIONS                                               21

1730 Havens Point Place
Carlsbad, California 92008-3611
                                                                      Jack Gilk
Telephone: 760.434.8845
Facsimile: 760.434.8865
Email: jack@gilkcpa.com
                                                     Certified Public Accountant

Partners
Mecca Apartments II
Irvine, California



                          INDEPENDENT AUDITOR'S REPORT


     I have audited the accompanying balance sheet of Mecca Apartments II, a California Limited Partnership (RHCP Project No. 92-RHCP-127) as of December 31, 2003, and the related statements of operations and changes in partners' equity, and cash flows for the year then ended. These financial statements are the responsibility of the partnership's management. My responsibility is to express an opinion on these financial statements based on my audit. The financial statements of Mecca Apartments II as of December 31, 2002, were audited by another auditor whose report dated February 3, 2003, expressed an unqualified opinion on those statements.

     I conducted my audit in accordance with auditing standards generally accepted in the United States and Government Auditing Standards, issued by the Comptroller General of the United States. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

     In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mecca Apartments II, a California Limited Partnership (RHCP Project No. 92-RHCP-127) as of December 31, 2003, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

     My audit was conducted for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplementary information shown on pages 12 to 18 is presented for the purpose of additional analysis and is not a required part of the basic financial statements of Mecca Apartments II (RHCP Project No. 92-RHCP-127). Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in my opinion, is fairly stated in all material respects in relation to the financial statements taken as a whole.

Mecca Apartments II
RHCP Project No. 92-RHCP-127
Independent Auditor's Report, December 31, 2003
Page 2
--------------------------------------------------------------------------------



     In accordance with Government Auditing Standards, I have also issued a report dated January 19, 2004 on my consideration of Mecca Apartments II internal control structure and a report dated January 19, 2004 on its compliance with laws and regulations.




                                                            /s/Jack Gilk

                                                              33-0724657
January 19, 2004







               See the accompanying notes to financial statements.
--------------------------------------------------------------------------------
                                       2


                               MECCA APARTMENTS II
                          RHCP Project No. 92-RHCP-127
                                    (A California Limited Partnership)
-------------------------------------------------------------------------------------------------------------
                   BALANCE SHEETS, DECEMBER 31, 2002 AND 2003
-------------------------------------------------------------------------------------------------------------


                                     ASSETS



                                                                          2003                       2002
                                                                      ---------------         ---------------
Current Assets:
    Operating cash and equivalents                                    $      16,760           $    143,977
    Security deposit cash                                                    23,672                 23,635
    Tenant accounts receivable                                                  923                    343
    Prepaid expenses                                                          9,750                  7,787
    Tax and insurance impound funds                                          53,590                  4,352
                                                                      ---------------         ---------------
             Total current assets                                           104,695                180,094
                                                                      ---------------         ---------------

Property, Building, and Equipment, At Cost:
    Land                                                                    259,698                259,698
    Buildings and improvements                                            3,961,851              3,961,851
    Equipment                                                               139,749                139,749
                                                                      ---------------         ---------------
                                                                          4,361,298              4,361,298

    Accumulated depreciation                                             (1,003,164)              (901,661)
                                                                      ---------------         ---------------
             Property, building, and equipment - net                      3,358,134              3,459,637
                                                                      ---------------         ---------------

Other Assets:
     Replacement reserve
                                                                             51,900                 49,328
     Operating reserve                                                      110,852                105,370
     Unamortized deferred costs                                             134,864                148,969
                                                                      ---------------         ---------------
             Total other assets                                             297,616                303,667
                                                                      ---------------         ---------------

                                                                      $   3,760,445           $  3,943,398
                                                                      ===============         ===============










               See the accompanying notes to financial statements.
-------------------------------------------------------------------------------------------------------------

Mecca Apartments II
RHCP Project No. 92-RHCP-127
Balance Sheets, December 31, 2002 and 2003
Page 2
-------------------------------------------------------------------------------------------------------------




                        LIABILITIES AND PARTNERS' EQUITY


                                                                          2003                       2002
                                                                      ---------------         ---------------
Current Liabilities:
     Current portion of long-term debt                                $       8,993           $        8,201
     Accounts payable                                                         5,147                    6,510
     Security trust liability                                                23,327                   23,342
     Accrued interest                                                         5,196                    5,359
     Unearned income                                                          8,136                    2,030
                                                                      ---------------         ---------------
                Total current liabilities                                    50,799                   45,442
                                                                      ---------------         ---------------

Long-term Debt:
     Mortgages payable, less current portion
          included above                                                    665,048                  674,041
     Notes payable                                                        1,814,577                1,814,577
     Long-term portion of accrued interest                                  595,562                  523,625
     Long-term portion of unearned income                                     6,458                   12,658
                                                                      ---------------         ---------------

               Total long-term debt                                       3,081,645                3,024,901
                                                                      ---------------         ---------------

Partners' equity                                                            628,001                  873,055
                                                                      ---------------         ---------------

                                                                      $   3,760,445           $    3,943,398
                                                                      ===============         ===============










               See the accompanying notes to financial statements.
---------------------------------------------------------------------------------------------------------------


                               MECCA APARTMENTS II
                          RHCP Project No. 92-RHCP-127
                                   (A California Limited Partnership)
---------------------------------------------------------------------
                      STATEMENTS OF OPERATIONS AND CHANGES
       IN PARTNERS' EQUITY FOR THE YEARS ENDED DECEMBER 31, 2002 AND
                                      2003
---------------------------------------------------------------------------------------------------------------





                                                                          2003                       2002
                                                                      ---------------         -----------------
Revenue:
     Gross potential rents                                            $     266,976            $     277,164
     Less vacancies                                                         (12,560)                  (5,179)
                                                                      ---------------         -----------------
     Net rental income                                                      254,416                  271,985
     Laundry and vending income                                              17,825                   14,180
     Tenant charges income                                                    1,268                    1,814
     Interest income                                                          1,223                    4,273
                                                                      ---------------         -----------------

                  Total revenues                                            274,732                  292,252
                                                                      ---------------         -----------------

Expenses:
     Administrative                                                          79,565                   56,451
     Utilities                                                               21,351                   20,720
     Operating and maintenance                                              105,308                  101,402
     Insurance and taxes                                                     63,415                   54,389
     Interest                                                               134,539                  135,365
     Depreciation and amortization                                          115,608                  130,354
                                                                      ---------------         -----------------
                  Total expenses                                            519,786                  498,681
                                                                      ---------------         -----------------

Net loss                                                                   (245,054)                (206,429)

Partners' equity - beginning                                                873,055                1,079,484
                                                                      ---------------         -----------------

Partners' equity - ending                                             $     628,001           $      873,055
                                                                      ===============         =================


















               See the accompanying notes to financial statements.
---------------------------------------------------------------------------------------------------------------

                                       5


                               MECCA APARTMENTS II
                          RHCP Project No. 92-RHCP-127
                                    (A California Limited Partnership)
----------------------------------------------------------------------
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2003
---------------------------------------------------------------------------------------------------------------


                                                                          2003                       2002
                                                                      ---------------         -----------------
operating activities:
     Rental receipts                                                  $     248,348           $      267,532
     Operating interest receipts                                                516                    1,962
     Other operating receipts                                                19,351                   28,652
     Payments to suppliers and employees:
         Administrative                                                     (62,302)                 (37,098)
         Management fees                                                    (13,489)                 (14,156)
         Utilities                                                          (21,351)                 (20,720)
         Operating and maintenance                                         (105,308)                (101,402)
         Real estate taxes                                                  (32,589)                 (31,126)
         Property insurance                                                 (19,232)                 (15,253)
         Miscellaneous taxes and insurance                                  (13,558)                 (11,610)
         Interest on mortgage                                               (62,765)                 (63,487)
         Funding security deposits                                              (52)                     211
                                                                      ---------------         -----------------
              Net cash provided by (used in)
                  operating activities                                      (62,431)                   3,505
                                                                      ---------------         -----------------

Cash flows from investing activities:
     Mortgage escrow withdrawals (deposits) - net                           (54,509)                  (1,365)
     Cash to replacement reserve, including interest                        (14,526)                 (15,217)
     Replacement reserve draws                                               11,954                   51,646
     Interest from reserve investments                                          496                      901
                                                                      ---------------         -----------------
         Net cash used in investing activities                              (56,585)                  35,965

Cash flows from financing activity
     mortgage principal payments                                             (8,201)                  (7,479)
                                                                      ---------------         -----------------

Net increase (decrease) in cash                                            (127,217)                  31,991
Cash at beginning of year                                                   143,977                  111,986
                                                                      ---------------         -----------------

Cash at end of year                                                   $      16,760           $      143,977
                                                                      ===============         ================






               See the accompanying notes to financial statements.
----------------------------------------------------------------------------------------------------------------

Mecca Apartments II
RHCP Project No. 92-RHCP-127
Statements of Cash Flows, December 31, 2002 and 2003
Page 2
----------------------------------------------------------------------------------------------------------------


                           Reconciliation of Net Loss
             to Net Cash Provided By (Used in) Operating Activities



                                                                          2003                       2002
                                                                      ---------------         -----------------
Net Loss                                                              $    (245,054)          $      (206,429)
Adjustments to reconcile net loss to net cash
    provided by (used in) operating activities:
    Depreciation and amortization                                           115,608                   130,354
    Decrease (increase) in:
        Security deposit cash                                                   (37)                      364
        Receivables                                                            (580)                    1,405
        Prepaids                                                             (1,963)                   (3,600)
    Increase (decrease) in:
        Payables                                                             (1,363)                      (97)
        Security deposit liability                                              (15)                     (153)
        Accruals                                                             71,774                    71,878
    Unearned income                                                             (94)                   12,094
    Reserve interest earned                                                    (707)                   (2,311)
                                                                      ---------------         -----------------

Net cash provided by (used in) operating activities                   $     (62,431)          $         3,505
                                                                      ===============         =================





















               See the accompanying notes to financial statements.
-------------------------------------------------------------------------------------------------------------

                               MECCA APARTMENTS II
                          RHCP Project No. 92-RHCP-127
                                    (A California Limited Partnership)
--------------------------------------------------------------------------------
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2003
--------------------------------------------------------------------------------


1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization: The partnership was organized to develop and operate low-income housing in the City of Mecca, California. The property included in the financial statements consists of sixty units of rental housing placed in service in 1995. The partnership has entered into an agreement with the State of California Tax Credit Allowance Committee; under the terms of which the partnership will be allocated federal low-income housing credits which will be passed through to the partners for the ten year period following initial occupancy of the housing. The credits are to be 8.72% of the eligible basis up to a maximum credit of $387,873 per year. Agreements with the Tax Credit Allocation Committee and the lender place substantial restrictions on the use and operation of the housing, including restrictions on rents, expenditures and withdrawals and requirements that various restricted cash deposits be maintained.

     Capitalization and Depreciation: Assets are recorded at cost and depreciated using a method which approximates straight-line over their estimated useful lives. The principal estimated useful lives used in computing the depreciation provisions are as follows:

          Building and improvements                                     40 years
          Equipment                                                  5 - 7 years

     The policy of the project is to charge amounts expended for maintenance, repairs, and minor replacements to expense, and to capitalize expenditures for major replacements and betterments.

     Deferred Costs: Loan fees are amortized over 26.5 years.

     Cash and Cash Equivalents: For purposes of reporting cash flows, cash includes unrestricted cash in bank, cash on hand, savings accounts, and all certificates of deposit with original maturities of three months or less.

     The project maintains its cash in bank deposit accounts, which at times may exceed federally insured limits. The project has not experienced any losses in such accounts. The Partnership believes it is not exposed to any significant credit risk on cash and cash equivalents.








                                       8
--------------------------------------------------------------------------------

Mecca Apartments II
RHCP Project No. 92-RHCP-127
Notes to Financial Statements, December 31, 2003
Page 2
--------------------------------------------------------------------------------


     Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect: (1) the reported amounts of assets and liabilities and disclosure of contingencies at the date of the financial statements, and (2) the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Rental Income and Unearned Rents: The Partnership rents apartment units on a month to month basis and recognizes revenues when earned. Advance receipts of rents are classified as liabilities until earned.

     Income Taxes: No provision is made for income taxes since such taxes, if any, are the liability of the individual partners.

2.   RESTRICTED FUNDS

     The Partnership is required to make monthly impound deposits to cover insurance premiums, property taxes and to maintain a reserve for replacements. These restricted funds are held by, and expenditures are subject to supervision and approval by Midland Mortgage Investment Corp.

3.   MORTGAGE PAYABLE

     Mortgage payable consists of a 9.25% real estate mortgage, collateralized by a deed of trust on the real property. The obligation is payable in aggregate monthly principal and interest installments of $5,914 with a
     maturity date of January 1, 2026.                                   674,041

     Less current portion                                                (8,993)
                                                                        --------

                                                                        $665,048
                                                                        ========

     The amounts maturing for the next five years are:

                  2004                  $8,993
                  2005                   9,839
                  2006                  10,789
                  2007                  11,830
                  2008                  12,972








--------------------------------------------------------------------------------

Mecca Apartments II
RHCP Project No. 92-RHCP-127
Notes to Financial Statements, December 31, 2003
Page 3
------------------------------------------------------------------------------------------------------------------------
4.   NOTES PAYABLE

     Notes payable at December 31, 2003 consist of the following:

     6.5% note payable  with a term of 15 years,  payable to County of Riverside
     Home Funds.  Payments of $8,469,  including interest made monthly beginning
     May 2010,  until  outstanding  principal  balance  of note and all  accrued interest paid in full. At December 31, 2003,  accrued  interest on note was
     $269,074.                                                                                            $ 500,000

     3% note payable from the  California  Department  of Housing and  Community
     Development Rental Housing Construction Program. Payments of interest and principal to be deferred, unless the operation of the property generates surplus cash in excess of allowable distributions. At December 31, 2003 accrued interest on note was $326,488.

                                                                                                          1,314,577
                                                                                                          ---------



                                                                                                         $1,814,577
                                                                                                         ==========
5. PROPERTY TAXES

     The managing general partner is Indio Housing Development  Corporation,  an organization  exempt from income  taxes  under the  provisions  of Internal
     Revenue  Cod(  Section  501(c)(3).  As a  provider  of  rental  housing  to qualifying  low income  families the  partnership  qualifies  for a welfare exemption  from a portion of the property  taxes  assessed by the County of
     Riverside.  The Riverside  County  Assessor is contesting  the grant of the
     welfare   exemption.   Discussions  are  being  held  with  the  assessor's
     representative.



------------------------------------------------------------------------------------------------------------------------

Mecca Apartments II
RHCP Project No. 92-RHCP-127
Notes to Financial Statements, December 31, 2003
Page 4
--------------------------------------------------------------------------------


6    COMMITMENTS



     The Partnership operates the project in accordance with the rules and regulations set forth by the California Department of Housing and Community Development (HCD). The Partnership is subject to restrictions as to operating policies, rental charges, operating expenditures and distributions to partners under these guidelines.

     The Partnership has also entered into a Regulatory Agreement with the Tax Credit Allocation Committee (TCAC). Under this Agreement, the Partnership shall maintain the project as a Qualified Low-income Housing Project. In exchange for this agreement, TCAC has authorized an allocation relating to the low-income housing credit under the provisions of Section 42 of the Internal Revenue Code.

7.   CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

     The Partnership's operations are concentrated in the multifamily real estate market. In addition, the Partnership operates in a heavily regulated environment. The operations of the project are subject to the administrative directives, rules and regulations of federal, state and local regulatory agencies, including, but not limited to, HCD. Such administrative directives, rules and regulations are subject to change by an act of congress, the State of California or an administrative change mandated by HCD. Such changes may occur with little notice or inadequate funding to pay for related costs, including the additional administrative burden, to comply with a change.
























--------------------------------------------------------------------------------

                            SUPPLEMENTARY INFORMATION


                               MECCA APARTMENTS II
                          RHCP Project No. 92-RHCP-127
                                    (A California Limited Partnership)
------------------------------------------------------------------------------------------------------------
                    SUPPLEMENTAL INFORMATION REQUIRED BY HCD
                      FOR THE YEAR ENDED DECEMBER 31, 2003
------------------------------------------------------------------------------------------------------------


UNRESTRICTED CASH

     Unrestricted cash consisted of the following accounts:
     Petty cash                                                          $      100
     U.S. Bank                    Operating account                           1,962
     Bank of America              Operating transit account                   4,365
     U.S. Bank                    Operating savings                          10,333
                                                                         -----------------

                                                                         $   16,760
                                                                         =================

DELINQUENT TENANTS' ACCOUNTS RECEIVABLE

     Accounts receivable from tenants consisted of $923 of December rent from seven tenants.

TENANTS' SECURITY DEPOSITS

     The tenants' security deposits are funded in separate accounts at Bank of America and U.S. Bank. The amount on deposit was $345 more than the liability.

BUILDINGS AND IMPROVEMENTS

                                                               Buildings &
                                                 Land          Improvements      Equipment        Total
                                              -------------  ---------------  -------------  -----------------

     Balance, January 1                          $259,698        $3,961,851       $139,749       $4,361,298

     Additions                                          -                 -              -                -
                                              -------------  ---------------  -------------  ------------------

     Balance, December 31                         259,698         3,961,851        139,749        4,361,298

     Less accumulated depreciation                      -          (863,415)      (139,749)      (1,003,164)
                                              -------------  ---------------  -------------  ------------------

     Net                                         $259,698        $3,098,436       $      -       $3,358,134
                                              -------------  ---------------  -------------  ------------------










-------------------------------------------------------------------------------------------------------------


Mecca Apartments II
RHCP Project No. 92-RHCP-127
Supplemental Information Required by HCD, December 31, 2003
Page 2
-------------------------------------------------------------------------------------------------------

AUDIT

Auditing expense consisted of the following:

         Audit of 2002 financial statements for submission to
         Department of Housing and Community Development.                                     $ 6,500
                                                                                              =======

TAXES

Real property taxes have been paid before the delinquency date.

INSURANCE

All insurance premiums were paid timely.

DEBT SERVICE

     Debt service payments have been timely.

REPLACEMENT RESERVE ACCOUNT

     In accordance with the terms of the regulatory agreement, restricted cash is held by one of the lenders. It is to be used for the replacement of property with the prior approval of the Department of Housing and Community
     Development.

     The activity for 2003 was as follows:
           Balance, beginning of year                                                       $ 49,328
           Deposits: 12 @ $1,193                                                              14,316
           Authorized withdrawals                                                            (11,954)
           Interest                                                                              210
                                                                                          ------------

           Balance, end of year                                                             $ 51,900
                                                                                          ============

     The monthly deposits to the account were in accordance with the terms of the regulatory agreement.






------------------------------------------------------------------------------------------------------
                                       13



Mecca Apartments II
RHCP Project No. 92-RHCP-127
Supplemental Information Required by HCD, December 31, 2003
Page 3
-------------------------------------------------------------------------------------------------------------


OTHER RESERVES

     In accordance with the terms of the regulatory agreement, restricted cash is held by U.S. Bank in an account designated as an operating reserve.
     Monthly deposits of $554 are required. The activity during 2003 was as follows:

          Balance, beginning of year                                                           $105,370
          Monthly deposits                                                                        4,986
          Interest                                                                                  496
                                                                                                ---------

          Balance, end of year                                                                 $110,852
                                                                                               ==========






































-------------------------------------------------------------------------------------------------------------

                                       14


                               MECCA APARTMENTS II
                          RHCP Project No. 92-RHCP-127
                                    (A California Limited Partnership)
                        SUPPLEMENTAL SCHEDULE OF EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 2003
--------------------------------------------------------------------------------
Site management payroll                                                  $ 16,257
Manager's rent-free apartment                                               5,136
Management fee                                                             13,489
Reporting fee                                                              30,000
Audit fee                                                                   6,500
Advertising                                                                    75
Telephone and answering service                                             1,387
Office supplies                                                             4,444
Other administration                                                        2,277
                                                                           -------
       Subtotal administrative expenses                                                        $ 79,565

Electricity                                                                 7,876
Water and sewer                                                            10,852
Fuel                                                                        2,623
                                                                           -------
       Subtotal utilities                                                                        21,351

Maintenance and repairs payroll                                            18,646
Maintenance and repairs supply                                              3,662
Maintenance and repairs contract                                           40,990
Garbage and trash removal                                                  13,073
Painting and decorating                                                    10,217
Grounds                                                                    16,084
Services                                                                    2,617
Other maintenance expenses                                                     19
                                                                           -------
       Subtotal maintenance expenses                                                            105,308

Property taxes                                                             32,589
Other taxes and licenses                                                    9,963
Property and liability insurance                                           17,268
Health insurance and other employee benefits                                3,595
                                                                           -------

       Subtotal tax and insurance                                                                63,415

Interest                                                                                        134,539
Depreciation and amortization                                                                   115,608
                                                                                              ----------
       Total expenses                                                                         $ 519,786
                                                                                              ---------






--------------------------------------------------------------------------------

1730 Havens Point Place
Carlsbad, California 92008-3611
                                                                      Jack Gilk
Telephone: 760.434.8845
Facsimile: 760.434.8865
Email: jack@gilkcpa.com
                                                     Certified Public Accountant




Partners
Mecca Apartments II
Irvine, California


             INDEPENDENT AUDITOR'S REPORT ON INTERNAL CONTROLS OVER
          FINANCIAL REPORTINGBASED ON AN AUDIT OF FINANCIAL STATEMENTS
            PERFORMED IN ACCORDANCE WITHGOVERNMENT AUDITING STANDARDS

     I have audited the financial statements of Mecca Apartments II, a California Limited Partnership (RHCP Project No. 92-RHCP-127) as of and for the year ended December 31, 2003, and have issued my report thereon dated January 19, 2004. I conducted my audit in accordance with auditing standards generally accepted in the United States and Government Auditing Standards, issued by the Comptroller General of the United States. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

     The management of the Project is responsible for establishing and maintaining an internal control structure. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of internal control structure policies and procedures. The objectives of an internal control structure are to provide management with reasonable, but not absolute, assurance that assets are safeguarded against loss from unauthorized use or disposition, that transactions are executed in accordance with management authorization and recorded properly to permit the preparation of financial statements in accordance with accounting principles generally accepted in the United States, and that state-assisted programs are managed in compliance with applicable laws and regulations Because of inherent limitations in any internal control structure, errors, irregularities, or instances of noncompliance may nevertheless occur and not be detected. Also, projection of any evaluation of the structure to future periods is subject to the risk that procedures may become inadequate because of changes in conditions or that the effectiveness of the design and operation of policies and procedures may deteriorate.

     In planning and performing my audit for the year ended December 31, 2003, I obtained an understanding of the design of relevant internal control structure policies and procedures and determined whether they had been placed in operation, and I assessed control risk in order to determine my auditing procedures for the purpose of expressing my opinions on the Project's basic financial statements and on its compliance with specific requirements




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


Mecca Apartments II
RHCP Project No. 92-RHCP-127
Independent Auditor's Report on Internal Controls, December 31, 2003
Page 2
------



     applicable to its major state-assisted programs and not to provide assurance on the internal control structure.

     I performed tests of controls to evaluate the effectiveness of the design and operation of internal control structure policies and procedures that I considered relevant to preventing or detecting material noncompliance with specific requirements applicable to the Project's state-assisted programs. My procedures were less in scope than would be necessary to render an opinion on internal control structure policy and procedures. Accordingly, I do not express such an opinion.

     My consideration of the internal control structure would not necessarily disclose all matters in the internal control structure that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a reportable condition in which the design or operation of one or more of the internal control structure elements does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited or that noncompliance with laws and regulations that would be material to a state-assisted program may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. I noted no matters involving the internal control structure and its operations that I consider to be material weaknesses as defined above.

     This report is intended solely for the information of the partners, management and their staff, and the California Department of Housing and Community Development and is not intended to be and should not be used by anyone other than these specified parties.






                                                            /s/Jack Gilk

                                                              33-0724657
January 19, 2004








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                                       17

1730 Havens Point Place
Carlsbad, California 92008-3611
                                                                      Jack Gilk
Telephone: 760.434.8845
Facsimile: 760.434.8865
Email: jack@gilkcpa.com
                                                     Certified Public Accountant

Partners
Mecca Apartments II
Irvine, California


              INDEPENDENT AUDITOR'S REPORT ON COMPLIANCE WITH LAWS
            AND REGULATIONS BASED ON AN AUDIT OF FINANCIAL STATEMENTS
           PERFORMED IN ACCORDANCE WITH GOVERNMENT AUDITING STANDARDS

     I have audited the financial statements of Mecca Apartments II, a California Limited Partnership (RHCP Project No. 92-RHCP-127) as of and for the year ended December 31, 2003, and have issued my report thereon dated January 19, 2004. I conducted my audit in accordance with auditing standards generally accepted in the United States and Government Auditing Standards, issued by the Comptroller General of the United States. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

     Compliance with laws, regulations and contracts applicable to the project is the responsibility of the project's management. As part of obtaining reasonable assurance about whether the financial statements are free of material misstatement, I performed tests of the project's compliance with certain provisions of laws, regulations and contracts. However, my objective was not to provide an opinion on overall compliance with such provisions. Accordingly, I do not express such an opinion.

     I also considered those compliance matters comprehended in the Department of Housing and Community Development letter dated August 14, 1995 regarding "Rental Housing Construction Program Audit Requirements".

     The results of my tests of compliance indicate that, with respect to the items tested, the project complied, in all material respects, with the provisions referred to in the two preceding paragraphs. With respect to items not tested, nothing came to my attention that caused me to believe that the project had not complied, in all material respects, with those provisions.

     This report is intended solely for the information of the partners, management, others within the organization, and the Department of Agriculture, Rural Development and is not intended to be and should not be used by anyone other than these specified parties.


                                                            /s/Jack Gilk

                                                              33-0724657
January 19, 2004

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